U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2007

UCN, INC.
(Exact name of registrant as specified in its charter)

0-26917
(Commission File No.)

Delaware	87-0528557
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

14870 Pony Express Road, Bluffdale, Utah 84065
(Address of principal executive offices)

(801) 320-3300
(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.05	Amendment to the Registrant’s Code of Ethics, or a Waiver of a Provision of the Code of Ethics

On June 7, 2007, the Board of Directors of UCN, Inc., approved and adopted an updated Code of Ethics applicable to executive officers (including the principal executive officer and principal financial officer), directors, and employees. A copy of the updated Code of Ethics is included with this filing as an exhibit, which lists the standards established by UCN that it reasonably believes promote honest and ethical conduct and full, fair, and timely disclosure of material information regarding UCN in its periodic reports.

Among other items, the new Code of Ethics includes the following changes.

—	UCN’s Code of Ethics has always prohibited acceptance payments or gifts from others, except for inexpensive gifts, infrequent business meals, celebratory events and entertainment, provided that they are not excessive or create an appearance of impropriety. The new standards establish more formal limits and requirements to make a “brighter” line between what is acceptable and what is not under UCN’s ethics policy.

—	More formal procedures for obtaining information and answers to questions about the code, as well as reporting matters under the Code have been added.

—	The provision governing waivers was expanded to clarify that waivers pertaining to the principal executive officer, principal financial officer or a director can only be approved by the Board of Directors or a committee of the Board, and waivers with respect to other employees must be approved by both the chief executive officer and chief financial officer.

Updating the Code of Ethics was a result of UCN’s regular process of periodically reviewing corporate governance documents, policies, and related matters and an effort to position UCN for seeking a listing on an exchange. As a result, UCN took additional steps related to corporate governance matters, including the following:

—	UCN established written Corporate Governance Guidelines to make clear UCN’s policies regarding corporate governance and standards of conduct that management applies to UCN and all facets of its operations;

—	UCN adopted modifications to the Audit Committee Charter originally adopted in June 2002 to update the charter to incorporate audit committee practices that have developed over the past five years;

—	UCN adopted a formal charter for the Compensation Committee to clarify the scope of its responsibility and provide guidance on the performance of its duties; and

—	UCN created a Corporate Governance and Nominating Committee with a written charter that is charged with the responsibility of seeking and evaluating director candidates, periodically reviewing the Corporate Governance Guidelines and Code of Ethics, and overseeing an annual evaluation of the performance of the Board.

UCN’s Corporate Governance Guidelines, Code of Ethics, Audit Committee Charter, Compensation Committee Charter, and Corporate Governance and Nominating Committee Charter are available for review on UCN’s website at www.ucn.net. All future amendments or modifications of the foregoing will also be posted on UCN’s website.

Item 8.01	Other Events

At the Annual Meeting of Stockholders held on June 7, 2007, the stockholders voted on the following matters:

1.	Election of Theodore Stern, Steve Barnett, Paul F. Koeppe, Blake O. Fisher, Jr., and Paul Jarman as directors of UCN to serve until their successors are duly elected and qualified; and

2.	Ratify the selection by the Audit Committee of the firm of Deloitte & Touche LLP as the independent auditors to examine UCN’s financial statements for the year 2007.

Each of the foregoing matters was approved by the stockholders. The number of votes cast on the foregoing matters is as follows:

Election of Directors	For	Withhold
Theodore Stern	20,914,297	209,653
Steve Barnett	21,100,744	23,206
Paul Koeppe	21,100,744	23,206
Blake Fisher, Jr	21,100,744	23,206
Paul Jarman	20,914,297	209,653

	For	Against	Abstain
Selection of Auditors	19,681,566	1,194,315	248,069

Item 9.01	Financial Statements and Exhibits

Exhibits

Attached to this report as Exhibit 14.1 is the updated UCN Code of Ethics adopted June 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCN, INC.

Date: June 12, 2007	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer